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                                                                   EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Verso Technologies, Inc.:


         We consent to the use of our report dated February 6, 2001, with respect to the balance sheets of Telemate.Net Software, Inc. as of December 31, 2000 and 1999, and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP
---------------------------

Atlanta, Georgia
May 3, 2002